                                                                    Exhibit 10.4

                                    AGREEMENT

        THIS AGREEMENT ("Agreement"), made and entered into as of the 21st day of May, 2001, by and among Lafarge Corporation, a Maryland corporation (the "Company"), Lafarge Canada Inc., a subsidiary of the Company ("LCI"), and Edward
T. Balfe, an individual residing in Great Falls, Virginia (the "Executive"),

                              W I T N E S S E T H:

        WHEREAS, the Executive has indicated his desire to retire as Executive Vice President and President - Construction Materials of the Company effective May 31, 2002 and the parties hereto desire to document herein their agreements relating to the Executive's retirement; and

        WHEREAS, the Company desires to ensure that the Executive will remain an employee of the Company until May 31, 2002, on the terms and conditions herein provided;

        NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements contained herein, the Executive and the Company hereby agree as follows:

        1. Term and Duties. During the period commencing on the date hereof and ending on May 31, 2002 (the "Term"), the Executive shall perform such duties, functions and responsibilities required by his position as Executive Vice President and President - Construction Materials and as are from time to time delegated to him by the Chief Executive Officer of the Company. During the Term, the Executive shall devote his skill, attention and best efforts to the business of the Company to the extent necessary to discharge the responsibilities assigned to him. Additionally, after the expiration of the Term, the Company may consider, upon such terms and conditions as the Executive and the Company may agree, utilizing the Executive for appropriate consulting assignments at a reasonable emolument to be determined at the time such services are requested. Upon the expiration of the Term, the Company will offer the Executive the opportunity to be appointed to the Board of Directors of LCI, it being understood and agreed that the Executive shall serve at the discretion of the Company.

        2.      Compensation.

                (i) Base Amount. The Company shall pay to the Executive during the Term a base amount ("Base Amount") at the rate of U.S. $445,000 per year, payable in semi-monthly installments, or otherwise in accordance with the Company's usual payroll practices. In February 2002, the Board of Directors of the Company shall determine if any adjustment should be made to the Base Amount payable to the Executive for the remainder of the Term in accordance with established Company guidelines. In addition, if and to the extent bonuses are paid, in February 2002 the Board of Directors of the Company shall determine the amount of bonus, if any, payable to the Executive for services rendered in 2001 in accordance with the Company's bonus plan. In addition, the Executive shall be eligible to receive a bonus for services rendered in 2002 in accordance with the Company's bonus plan and subject to the recommendations of management and the Board of Directors and based upon the Company's and the Executive's performance. Such bonus, if any, shall be prorated for the number of months in 2002 during which the Executive was employed hereunder and paid to the Executive on or before the effective date of his retirement.

                (ii) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive, in accordance with the policies and procedures of the Company.

                (iii) Benefit Plans. During the Term, the Executive shall be entitled to continue to participate in or receive benefits under such of the Company's and LCI's standard salaried employee benefit plans, executive benefit plans, policies, practices, and arrangements in which he is presently eligible to participate, on a basis consistent with the terms, conditions, and overall administration of such benefit plans and arrangements. In addition, if at any time prior to May 31, 2003, the Executive moves his principal residence to Canada, the Executive shall be entitled to receive reimbursement for the expenses of such move in accordance with the Company's presently existing standard policy governing cross-border employee transfers; provided, however, that if such move is made in connection with the acceptance by the Executive of new employment, such reimbursement shall be reduced by an amount equal to the moving expenses, if any, paid or reimbursed by the Executive's new employer.

                (iv) Miscellaneous Pay and Benefits. Upon completion of Executive's employment on May 31, 2002, the Executive shall be entitled to receive standard retiree life and medical insurances in accordance with the forms and coverage offered by the Company or LCI, whichever is applicable to the Executive, and to receive a retirement allowance in accordance with the terms of the LCI retirement allowance plan.

                (v) Retirement Benefits and Special Retirement Supplement. Upon the completion of the Executive's employment on May 31, 2002, the Executive shall receive non-discounted pension benefits under the LCI pension plan, a copy of which is attached as Exhibit A hereto, in accordance with the terms and conditions of such plan. No amendment to the LCI pension plan occurring after the date hereof, except amendments require by law, shall adversely affect or in any way reduce the benefits payable to the Executive under such plan as provided in this Section 2(v). In addition, in the event that the Executive shall remain an employee of the Company until May 31, 2002, and shall not be terminated for Cause (as defined below) prior to that date, the Executive shall be entitled to receive from the Company a special retirement supplement equal to U.S. $800,000 as of June 1, 2002, which shall be paid, at the election of the Company, in a single payment in cash or in the form of a pension enhancement payable in a manner determined by the Company. For purposes of this Agreement, "Cause" shall mean (i) the continued failure by the Executive to devote time and effort to the performance of the Executive's duties as an employee consistent with his performance prior to the date of this Agreement, after written demand for improved performance has been delivered to the Executive by the Company which specifically identifies how the Executive has not devoted such consistent time and effort to the performance of his duties; or (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company or LCI, monetarily or otherwise.


        If the Company shall determine that the special retirement supplement shall be paid as a pension enhancement, the Executive's beneficiary with respect to the survivor benefits, if any, payable under this Section shall be the Executive's spouse (if any) or other beneficiary who is entitled to survivor annuity benefits under the LCI pension plan to the extend provided under the payment form selected by the Company. In the event that the Executive does not have a spouse or other beneficiary who is entitled to survivor annuity benefits under the LCI pension plan, then the Executive's secondary beneficiary as designated by the Executive in writing, or if none, his estate shall be his beneficiary hereunder.

        If the Executive shall become entitled to the special retirement supplement pursuant to this Section and the Executive shall die prior to the date on which benefits are to be paid or commence in payment pursuant to this Section, then the Executive's beneficiary shall be entitled to receive: (i) if the Company determines to pay such supplement in a single sum, a single payment in cash, or (ii) if the Company determines to pay such supplement as a pension enhancement, an amount equal to the monthly retirement income such beneficiary would have been entitled to receive if the Executive had commenced receiving the supplement on the first day of the month following the Executive's termination of employment with the Company and then died.

        The benefits provided under this Section shall be treated as being provided under a retirement plan of the Company, the purpose of which is to provide unfunded pension benefits for a select management or highly compensated employee. The amounts payable pursuant to this Section are and for all purposes shall continue to be a part of the general assets and liabilities of the Company, and the Executive's (and any beneficiaries') right to receive a payment from the Company pursuant to the Special Retirement Supplement shall be no greater than the right of any unsecured general creditor of the Company.

                (vi) Options. If and to the extent options are granted, in February 2002 the Stock Option Committee of the Board of Directors shall determine the number of options, if any, to be granted to the Executive in accordance with the Company's stock option plans (the "Option Plans"). Options granted to the Executive under the Option Plans shall continue to vest in accordance with their terms as a result of the Executive's termination of employment on May 31, 2002, by reason of retirement under the normal retirement provisions of a pension or retirement plan maintained by the Company or LCI.

                (vii) Insurance. The Company represents and warrants to the Executive that during his term as Executive Vice President and President - Construction Materials, it maintained, and currently maintains, primary directors' and officers' liability insurance policies in an aggregate amount of $25 million and excess liability insurance policies for an additional $35 million, subject to the terms and conditions set forth therein. The Company further represents and warrants that no executive officer of the Company has actual knowledge of any existing claim to be submitted for coverage under such insurance policies.

        3. Termination. This Agreement shall terminate automatically upon the death of the Executive. If this Agreement is terminated by reason of the Executive's death, then except as otherwise provided herein or in the Company's or LCI's benefit plans the Executive's estate shall receive those death benefits payable under the Company's or LCI's benefit plans, policies and procedures in which the Executive is as of the date hereof eligible to participate, including, without limitation, the LCI pension plan.

        4. Repayment of Indebtedness. All indebtedness owed by the Executive to the Company relating to his residence at 793 Stephanie Circle, Great Falls, Virginia 22066, shall be repaid by the Executive on or before the earlier to occur of the closing of the sale by the Executive of such residence or May 31, 2003. The face amount of the note evidencing such indebtedness was $132,500 as of March 31, 2001. All other indebtedness owed by the Executive to, or advances to the Executive from, either the Company or LCI shall be repaid by the Executive on or before August 31, 2002, or deducted from the special retirement supplement payable to the Executive pursuant to Section 2(v) hereof.

        5. Confidential Information. The Executive shall hold in strictest confidence and shall not directly or indirectly use for his own personal benefit or for the benefit of anyone else or disclose to anyone else (including, without limitation, any natural person, corporation, partnership or any other form of entity or person) any of the Company's or LCI's confidential and proprietary information except with the prior written consent of the Company or to the extent necessary in connection with the Executive's duties hereunder or unless required by a court of law. Except as required by law (including, without limitation, disclosure under applicable securities law and disclosure to auditors), or as necessary to enforce the terms of this Agreement, the Company, LCI and the Executive shall hold in strictest confidence the terms of this Agreement and the Executive shall not disclose to or discuss with any employee of the Company or LCI the terms of this Agreement. In the event the Executive is required or requested to disclose confidential information, he will provide prompt notice to the Company in order that the Company may prepare the appropriate protective order and/or waive the Executive's compliance with the provisions of this Agreement. The terms of this Section 5 shall continue in effect notwithstanding the termination of this Agreement.

        6. No Conflicting Agreements. The Executive represents and warrants to the Company and LCI that he is not a party to any agreement, contract, or understanding, whether employment or otherwise, that would in any way restrict or prohibit him from undertaking or performing his duties and obligations under this Agreement.

        7. Withholding Taxes. The Company and LCI shall withhold from any payments to be made to the Executive hereunder such amounts as shall be required by federal, state, and local withholding tax laws. The Executive (and/or his beneficiary) shall bear all taxes on amounts paid under this Agreement to the extent that no taxes are withheld, irrespective of whether withholding is required. The Executive will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with the Agreement in the event that the Executive is not being paid by the Company or amounts being paid by the Company to the Executive are insufficient to satisfy any such withholding obligation.

        8. Covenant Not to Compete. Without the prior written consent of the Company, which consent shall not be unreasonably withheld, the Executive shall not, for a period commencing on the date hereof and ending on May 31, 2003, directly or indirectly, engage or participate in any manner whatsoever, either personally or in any status or capacity, including but not limited to as an employer, employee, associate, member, officer, director, owner (excluding an owner of less than 5% of the equity of any business), salesman, representative, principal, agent, trustee, servant or consultant or by means of any corporation, partnership, proprietorship or other legal entity or device, in any business or activity which is in direct or indirect competition with either the Company, LCI or their respective affiliates in the United States or Canada (a "Competitor"). In the event that the Executive believes that the prior written consent contemplated by this Section 8 has been unreasonably withheld by the Company, the Executive shall have the right to have such decision reviewed independently by the Management Development and Compensation Committee of the Board of Directors of the Company. In the event that the terms of this Section 8 should ever be deemed to exceed the time or geographic limitation permitted by applicable law, then such terms shall be reformed to the maximum time or geographic limitation permitted by applicable law. In the event of a breach by the Executive of the terms of this Section 8, the Company shall be entitled to an injunction restraining him from engaging or participating in such business or activity. However, nothing in this Section 8 shall be construed as prohibiting
(a) the Company from pursuing any other remedies available to the Company for the breach by the Executive of the terms of this Section 8, or any other terms of this Agreement, including the recovery of damages from the Executive or (b) the Executive from continuing his employment with another employer which, after his employment by such employer, is acquired or controlled by an entity or device considered to be a Competitor, provided the Executive had no prior knowledge of such acquisition or control relationship at the time he commenced employment with such employer. The term of this Section 8 shall continue in effect notwithstanding the termination of this Agreement. The restrictive covenants upon the Executive set forth in this Section 8 are the essence of this Agreement; they shall be construed as independent of any other provision of this Agreement, and the existence of any claim or cause of action against the Company, whether predicated on this Agreement or not shall not constitute a defense to the enforcement by the Company of the restrictive covenants contained herein.

        9. Assignment. This Agreement is personal in nature and none of the parties hereto shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other parties; provided, however, that in the event of any consolidation or merger of the Company or LCI with or into any other corporation or any sale or transfer of all or substantially all of the assets of either the Company or LCI, this Agreement shall inure to the benefit of and be binding on the successor to the Company's or LCI's, as the case may be, business and assets.

        10. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid:

        if to the Executive, to:    Mr. Edward T. Balfe
                                    793 Stephanie Circle
                                    Great Falls, Virginia  22066

        If to the Company, to:      Lafarge Corporation
                                    12950 Worldgate Drive, Suite 500
                                    Herndon, Virginia  20170
                                    Attention: President and
                                               Chief Executive Officer

        If to LCI, to:              Lafarge Canada Inc.
                                    606 Cathcart
                                    Montreal, Quebec
                                    CANADA H3B 1L7
                                    Attention: President and
                                               Chief Executive Officer

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        11. Miscellaneous. No provision of this Agreement may be amended, modified, waived, or discharged unless such amendment, modification, waiver, or discharge is in writing and signed by the party against whom the amendment, modification, waiver, or discharge is sought to be enforced. No waiver by either party at any time of any breach or default in the performance of any provision of this Agreement to be performed by the other party shall be deemed a waiver of any similar or dissimilar provision at the same time or at any prior or subsequent time. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Virginia.

        12. Severability; Validity. Every provision in this Agreement is intended to be severable. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement is deemed or held to be invalid or unenforceable, there shall be added automatically to this Agreement in lieu thereof a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

        13. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

        14. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by any party other than those contained herein.

        15. General Release. In consideration of the monetary payments and other benefits provided by the Company and LCI to the Executive described above, the Executive acknowledges and agrees that, except with respect to claims made under this Agreement or under any of the benefit plans, policies or procedures contemplated hereby, for which this release shall not apply, he has and will make no claim of any kind against: (i) the Company, (ii) LCI, (iii) any of the Company's or LCI's parent companies, subsidiaries, and affiliated companies, or
(iii) any of the officers, directors, agents, employees, representatives, attorneys, or any successors and assigns of such entities. This includes but is not limited to any claim based on any state or federal statutory or common law that applies or is asserted to apply, directly or indirectly, to the Executive's employment relationship or the termination of the Executive's employment relationship with either the Company or LCI. Thus, the Executive agrees not to make any claims such as for wrongful discharge, unlawful discrimination on the basis of age or other form of unlawful employment discrimination, retaliation, breach of contract (express or implied), intentional or negligent infliction of emotional distress, defamation, duress, fraud or misrepresentation, or any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, or similar state or federal laws.

        The effect of this Agreement is to waive and release any and all claims, demands, actions, or causes of action that the Executive may now or hereafter have against the entities and individuals named above for any liability, whether vicarious, derivative, or direct. This includes any claims for damages (actual or punitive), back wages, future wages, bonuses, reinstatement, accrued vacation leave benefits, past and future employee benefits (except to which there is vested entitlement) including contributions to the Executive's employee benefit plans, compensatory damages, penalties, equitable relief, attorney's fees, costs of court, interest, and any and all other loss, expense, or detriment of whatever kind, resulting from, growing out of, connected with, or related in any way to the Executive's employment relationship or the termination of the Executive's employment relationship with either the Company or LCI. Notwithstanding the foregoing provisions of this Section 15, this general release does not apply to any rights or claims that may arise after the date this Agreement is executed and does not affect the coverage referenced in
Section 2(vii) and will terminate contemporaneously with any termination or expiration of this Agreement if the special retirement supplement contemplated by Section 2(v) is not paid.

        Neither the Company nor LCI hereby waives or releases any claim, demand or cause of action that it may now or hereafter have against the Executive for any liability whatsoever. The Company and LCI represent and warrant that none of their respective executive officers has actual knowledge of any existing claim or cause of action of the Company or LCI against the Executive or any present intention of either the Company or LCI to bring a claim or cause of action against the Executive. Upon default by any party hereto of any obligation contemplated by this Agreement, the defaulting party shall be liable for damages, including without limitation all costs and attorneys' fees incurred by the non-defaulting party in any suit precipitated by the default.

        16. Term of Offer. The Executive acknowledges that he had no fewer than twenty-one days to consider the terms of this Agreement prior to its execution.

        17. Effective Date. This Agreement will become effective and enforceable seven days after the Executive's execution of this Agreement. At any time before such date, the Executive understands that he may revoke this Agreement.

        18. Consultation With an Attorney. The Executive acknowledges that he has been advised that he had the right to consult an attorney before executing this Agreement.

        19. Voluntary Agreement. The Executive acknowledges that his execution of this Agreement was knowing and voluntary and that he had a reasonable time to deliberate regarding its terms.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                             LAFARGE CORPORATION


                             By: /s/ James J. Nealis
                                 ----------------------------------------------
                                 Name: James J. Nealis III
                                       ----------------------------------------
                                 Title: Senior Vice President - Human Resources
                                        ---------------------------------------


                             LAFARGE CANADA INC.


                             By: /s/ James J. Nealis
                                 ----------------------------------------------
                                 Name: James J. Nealis III
                                       ----------------------------------------
                                 Title: Senior Vice President - Human Resources
                                        ---------------------------------------



                             /s/ Edward T. Balfe
                             --------------------------------------------------
                             Edward T. Balfe